Calculation of Filing Fee Tables
S-4
UNITED COMMUNITY BANKS INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $1.00 per share	Other	1,473,218.88		$ 29,274,030.64	0.0001381	$ 4,042.74
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 29,274,030.64		$ 4,042.74
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,042.74
Offering Note
[1]	See Offering Note (1) (a) The number of shares of common stock, par value $1.00 per share ("United common stock"), of United Community Banks, Inc. ("United") being registered is based upon an estimate of (x) the maximum number of shares of common stock, par value $5.00 per share ("Peach common stock"), of Peach State Bancshares, Inc. ("Peach") outstanding as of May 13, 2026, or issuable or expected to be cancelled or exchanged in connection with the merger of Peach with and into United, collectively equal to 1,640,921 multiplied by (y) the exchange ratio of 0.8978 shares of United common stock for each share of Peach common stock. (b) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated based upon the book value of shares of Peach common stock in accordance with Rule 457(f) under the Securities Act as follows: (a) the product of (i) $17.84, the book value per share of Peach common stock as calculated on March 31, 2026, and (ii) 1,640,921, the estimated maximum number of shares of Peach common stock to be exchanged in connection with the merger. (c) Pursuant to Rule 457(o) of the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price. The fee has been determined in accordance with Section 6(b) of the Securities Act at a rate equal to $138.10 per $1,000,000 of the proposed maximum aggregate offering price.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date